Exhibit 10.2

FIRST AMENDMENT TO RESTATED
WAGE CONTINUATION AGREEMENT

THIS FIRST AMENDMENT TO RESTATED WAGE CONTINUATION AGREEMENT (the “First Amendment”) is made and entered into the 9th day of November, 2005, as of the first day of June, 2005, by and among HAWK CORPORATION, a Delaware corporation (“Hawk” or the “Company”), and NORMAN C. HARBERT, individually (“Harbert”).
RECITALS:
A. WHEREAS, the parties and Friction Products Co. (“Friction”) are parties to the Amended and Restated Wage Continuation Agreement dated as of December 31, 2001 (the “Restated Agreement”);
B. WHEREAS, Friction is no longer a necessary party; and
C. WHEREAS, the remaining parties desire to further amend the Restated Agreement in accordance with the terms set forth in this First Amendment.
NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1. Consideration. Section 1(a) of the Restated Agreement is hereby deleted and replaced in its entirety with the following:
(a) In consideration of Harbert remaining in its employ as a Senior Advisor, the Company agrees that (i) in the event of death of Harbert while Harbert is in the active employ of the Company under the Senior Advisor Agreement by and between the Company and Harbert dated 11th day of October, 2005, as of June 1, 2005 (the “Advisor Agreement”), or (ii) in the event of death of Harbert at any time after he had been receiving “Disability Wage Continuation Payments” (as such term is defined in the Advisor Agreement), the Company shall pay to the Spouse a monthly payment equal to the Tentative Payment Amount divided by sixty percent (60%) (the “Wage Continuation Payment”) less any applicable withholding taxes. The term “Tentative Payment Amount” shall equal Twelve Thousand Five Hundred Dollars ($12,500) less the After-Tax Monthly Spousal Annuity and in no event shall be less than zero; the term “After-Tax Monthly Spousal Annuity” shall mean the Monthly Spousal Annuity less Taxes Payable; and the term “Taxes Payable” shall mean the portion of the Monthly Spousal Annuity subject to federal income taxes multiplied by forty percent (40%); provided further that the foregoing monthly payment shall be reduced (but not below zero) by the amount of any disability insurance payments made to Harbert or his spouse under any insurance plans provided and paid for by the Company or any of its affiliates and any payments made to Harbert or his spouse under any non-contributory defined benefit plan maintained by the Company or any of its affiliates. The phrase “mentally or physically disabled” shall have the meaning ascribed to it in the Advisor Agreement. If the Trustee makes a determination not to purchase the Monthly Spousal Annuity upon the death of Harbert while the Spouse is living or if Harbert designates someone other than the Spouse directly or indirectly through the Trust as the beneficiary of the Insurance Benefit, the Monthly Spousal Annuity will be deemed to equal the monthly annuity amount that could otherwise have been purchased by the Trustee for the Spouse if such a determination had not been made. The Wage Continuation Payment shall be payable to the Spouse in equal monthly installments commencing with the first day of the first month following the month of Harbert’s death and shall continue monthly until the death of the Spouse.

2. Termination. Section 2A of the Restated Agreement is hereby deleted and replaced in its entirety with the following:
A. The employment of Harbert by the Company is terminated for any reason other than his (i) death or (ii) Harbert becoming mentally or physically disabled. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon Harbert the right to continue in the employ of the Company in any capacity. It is expressly understood by the parties thereto that this Agreement relates exclusively to salary continuation benefits in return for Harbert’s services and is not intended to be an employment contract.

3. Express Changes Only. Except as set forth in this First Amendment, all of the terms and provisions of the Restated Agreement shall remain unmodified and in full force and effect.

4. Captions. The captions in this First Amendment are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

5. Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

6. Submission to Jurisdiction. The Company may enforce any claim arising out of or relating to this First Amendment, or arising from or related to the employment relationship existing in connection with this First Amendment in any state or federal court having subject matter
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jurisdiction and located in Cleveland, Ohio. For the purpose of any action or proceeding instituted with respect to any such claim, Harbert hereby irrevocably submits to the jurisdiction of such courts and irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Harbert and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to him. Nothing herein contained shall affect the right of the Company to serve process in any other manner permitted by law or preclude the Company from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Harbert irrevocably waives, to the fullest extent permitted by law, any objection which he has or may have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

7. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution and delivery of facsimiles of this First Amendment shall be binding on the parties hereto.

8. Entire Agreement, Amendments and Waivers. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by any party, or by any agent, employee, or other representative of any party, pertaining to the subject matter of this First Amendment which have not been incorporated into this First Amendment. This First Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the party or parties against whom enforcement is sought.
[Signature Page Follows]

HAWK CORPORATION

By: /s/ Ronald E. Weinberg
Ronald E. Weinberg
Its:  President and Chief Executive Officer

Attested to:

By: /s/ Byron S. Krantz
Byron S. Krantz
Its:  Secretary

FRICTION PRODUCTS CO.

By: /s/ Ronald E. Weinberg
Ronald E. Weinberg
Its:  President and Chief Executive Officer

Attested to:

By: /s/ Byron S. Krantz
Byron S. Krantz
Its:  Secretary

By: /s/ Norman C. Harbert
Norman C. Harbert

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